UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2007

KMG America Corporation

(Exact Name of Registrant as Specified in Charter)

Virginia	1-32377	20-1377270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12600 Whitewater Drive, Suite 150
Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-4800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On October 12, 2007, KMG America Corporation (“KMG”) issued a press release announcing that November 16, 2007, has been set as the date of a special meeting of shareholders to vote on the previously announced proposed acquisition of KMG by Humana Inc., and the close of business on October 12, 2007, has been set as the record date for the meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.1     Press release of KMG issued on October 12, 2007, announcing that November 16, 2007, has been set as the date of a special meeting of shareholders to vote on the proposed acquisition of KMG by Humana Inc., and the close of business on October 12, 2007, has been set as the record date for the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2007

KMG AMERICA CORPORATION

By:	/s/ James E. Nelson
James E. Nelson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.:	Description:

99.1

Press release of KMG issued on October 12, 2007, announcing that November 16, 2007, has been set as the date of a special meeting of shareholders to vote on the proposed acquisition of KMG by Humana Inc., and the close of business on October 12, 2007, has been set as the record date for the meeting.